UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2019

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2019, the Board of Directors (the “Board”) of Ocular Therapeutix, Inc., a Delaware corporation (the “Company”), following the recommendation of the Nominating and Corporate Governance Committee of the Board, increased the size of the Board from eight to nine directors and elected Leslie J. Williams as a member of the Board to fill the newly created directorship. The election was effective as of March 20, 2019 (the “Effective Date”). Ms. Williams was designated as a Class II member of the Board to serve until the 2019 annual meeting of the stockholders of the Company and thereafter until her successor has been duly elected and qualified, or until her earlier death, resignation or removal.

Ms. Williams, age 59, is the founder of ImmusanT, Inc., a biotechnology company, and has served as a member of its board of directors and as its President and Chief Executive Officer since its inception in December 2010. She served as the President and Chief Executive Officer and as a member of the board of directors of Ventaira Pharmaceuticals, Inc., a specialty pharmaceutical company, from 2004 until 2008.  Previously, Ms. Williams also was a venture partner at Battelle Ventures, an early stage venture capital fund, and served on the boards of directors of Hepregen Inc., a company engaged in the development and marketing of proprietary drug screening products, and of CDI Bioscience, Inc., a cell line engineering and contract manufacturing company.  Ms. Williams is a member of the board of advisors of Life Science Cares, the executive board of the University of Iowa College of Pharmacy and of the editorial advisory boards of the Life Science Leader and the Journal of Advanced Therapies and Medical Innovation Sciences. Ms. Williams received a B.S. in Nursing from the University of Iowa and a M.B.A. from the Washington University John Olin School of Business.

There are no arrangements or understandings between Ms. Williams and any other person pursuant to which she was elected as a director. There are no transactions in which Ms. Williams has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended. Ms. Williams will be compensated in the same manner as the Company’s other non-employee directors. Information concerning the current compensation of the Company’s directors is set forth in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 23, 2018. Accordingly, Ms. Williams received, upon her election to the Board, an option to purchase 36,000 shares of common stock of the Company at an exercise price of $4.16 per share, the closing price per share of the Company’s common stock on the Nasdaq Global Market on the Effective Date.

In connection with her election, Ms. Williams has entered into the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-196932) filed with the SEC on June 20, 2014. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Ms. Williams for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: March 25, 2019	By:	/s/ Donald Notman
Donald Notman
Chief Financial Officer